AMENDMENT
TO
SEVERANCE AGREEMENT

This SECOND AMENDMENT TO SEVERANCE AGREEMENT (the “Amendment”) is entered into this 17th day of December 2008, by and between LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), and Barry H. Golsen, an individual (the “Executive”), and amends that certain Severance Agreement, dated January 17, 1989 (the “Agreement”).

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (“the Code”), and the regulations promulgated thereunder (collectively, “Section 409A”) require that payments of “nonqualified deferred compensation” to “specified employees” be delayed for six months from “separation from service” (as those terms are defined under Section 409A);

WHEREAS, the Executive is currently a “specified employee” as defined in Section 409A;

WHEREAS, the Agreement provides for the payment of certain benefits upon termination of service following certain changes in control of the Company, which may be considered nonqualified deferred compensation subject to Section 409A; and

WHEREAS, the Company and the Executive desire to amend the terms of the Agreement to comply with Section 409A.

NOW, THEREFORE, the Company and the Executive hereby agree to amend the Agreement as follows:

1. Amendment to Section 2.  Section 2 of the Agreement is hereby amended and restated to read as follows:

2.
Change of Control.  For purposes of this Agreement, a “Change of Control” means any of the following events occurring during the Change of Control Period, provided, however, that vesting and payment of the benefit described in Section 4 will only be made if the occurrence of such event also constitutes a “change in ownership” or “change of effective control” of the Company as those terms are defined in Treas. Regs. Section 1.409A-3:

(a)
individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board” generally and as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-ll of Regulation 14A promulgated under the Exchange Act) shall be deemed to be, for purposes of this Agreement, a member of the Incumbent Board; or

(b)
the date that any one person, or more than one person acting as a group (as defined in Treas. Regs. Section 1.409A-3), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; or

(c)
the date any one person, or more than one person acting as a group (as defined in Treas. Regs. Section 1.409A-3), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company, other than the acquisition by

(i)	any Person or group, which as of the date hereof has such ownership; or

(ii)	any of the Golsen Group (as defined below).

For the purposes of this Agreement, the term “Golsen Group” shall mean:

(A)	Jack E. Golsen;

(B)	the spouse of Jack E. Golsen;

(C)	Barry H. Golsen, Steven J. Golsen and Linda Golsen Rappaport, who are the children of Jack E. Golsen, or any spouse of such children;

(D)
any estate of, or the executor or administrator of any estate of, or any guardian or custodian for, any Person described in subparagraphs (A), (B), or (C), above, so long as such executor, administrator, guardian or custodian is acting only in his, her or its capacity as such;

(E)
any corporation, trust (including any voting trust), general partnership, limited partnership, limited liability company, organization or other entity (whether now existing or hereafter formed) of which at least 80% of the outstanding beneficial voting or equity interest are beneficially owned, directly or indirectly, either (i) by one or more of the Persons described in subparagraphs (A), (B), (C), and (D), above, or (ii) by any combination of one or more of the Persons described in subparagraphs (A), (B), (C), and (D), above; and,

(F)
any other Person (i) who or which is or becomes an Affiliate or Associate of any Person described in subparagraph (A), (B), (C), (D), or (E), above, or (ii) of which any Person described in subparagraph (A), (B), (C), (D), or (E), above, is or becomes an Affiliate or Associate; provided, however, in either case (i) or case (ii) of this subparagraph (F), such other Person is not the Beneficial Owner of 5% or more of the shares of Common Stock of the Company then outstanding (for purposes of determining the number of shares of Common Stock of the Company of which such other Person is the Beneficial Owner under this subparagraph (vii), such other Person shall not be deemed to beneficially own shares of any Person described in subparagraphs (A), (B), (C), (D), or (E), above, solely by reason of an Affiliate or Associate relationship of the kind described in (i) or (ii) above in this subparagraph (F)).

2. Amendments to Section 3.

2.1	3.5. Section 3.5 is deleted in its entirety and replaced with the following:

“3.5
Date of Termination. “Date of Termination” means, (a) if the termination is for Cause,  the date of receipt of the Notice of Termination or any later date specified therein, (which date shall not be more than fifteen (15) days after the giving of such notice), as the case may be, and (b) if the termination is for Good Reason and the Company has not cured the default prior to the expiration of the Cure Period, the day immediately following the expiration date of the Cure Period.  If the Executive’s employment is terminated by the Company in breach of this Agreement, the Date of Termination shall be the date on which the Company notifies the Executive of such termination.”

2.2	New 3.6. The following new Section 3.6 is inserted immediately following Section 3.5:

“3.5
Notice Upon Termination for Good Reason.  Notwithstanding any other provision of this Agreement, if the Executive intends to terminate the Executive’s employment with the Company for Good Reason, the Executive must provide a Notice of Termination within ninety (90) days after the initial existence of the event that constitutes Good Reason.  The Company will have thirty-five (35) days after receipt of such written notice to cure the default that constitutes Good Reason (the “Cure Period”).”

3. New Section 10.  The Agreement is hereby amended by inserting the following new Section 10 immediately following Section 9 of this Agreement:

“10.	Section 409A.

10.1
6-Month Delay.  If any amounts that become due under this Agreement constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“Section 409A”), payment of such amounts shall not commence until the Executive incurs a “separation from service.”  Notwithstanding anything herein to the contrary, if the Executive is a “specified employee,” for purposes of Section 409A of the Code, on the date on which he incurs a separation from service, any payment hereunder that provides for the “deferral of compensation” within the meaning of Section 409A of the Code shall not be paid prior to the first business day after the date that is six months following the Executive’s “separation from service;” provided, however, that a payment delayed pursuant to the preceding clause shall commence earlier in the event of the Executive’s death prior to the end of the six-month period. Within 10 business days after the end of such six months, the Executive shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence.  Thereafter, the Executive shall receive any remaining benefits as if there had not been an earlier delay.

10.2
Certain Definitions.  For purposes of this Agreement, the term “separation from service” shall have the meaning set forth in Section 409A(a)(2)(i)(A) of the Code and determined in accordance with the default rules under Section 409A.  The term “specified employee” shall have the meaning set forth in Section 409A(a)(2)(B)(1) of the Code, as determined in accordance with the uniform methodology and procedures adopted by the Employer and then in effect.

10.3
Intent.  The provisions of this Agreement are intended to satisfy the applicable requirements of Section 409A of the Code with respect to amounts subject thereto and shall be performed, interpreted and construed consistent with such intent. If any provision of this Agreement does not satisfy such requirements or could otherwise cause the Executive to recognize income under Section 409A of the Code, the Executive and the Company agree to negotiate in good faith an appropriate modification to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the requirements of Section 409A of the Code or otherwise causing the recognition of income thereunder.”

IN WITNESS WHEREOF, this Agreement is executed effective as of the 17th day of December 2008.

LSB INDUSTRIES, INC.

By:  /s/ Jack E. Golsen
Name:  Jack E. Golsen
Title:  Board Chairman

(the “Company”)

                                /s/ Barry H. Golsen
                                BARRY H. GOLSEN an individual

(the “Executive”)